    As filed with the Securities and Exchange Commission on November 13, 2000
                                                      Registration No. 333-49315

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM F-3
                             Registration Statement
                                      Under
                           the Securities Act of 1933

                                    PETROFINA
             (Exact Name of Registrant as Specified in Its Charter)
                                       N/A
                  (Translation of Registrant's Name in English)

                               KINGDOM OF BELGIUM
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   1311, 2911
                          (Primary Standard Industrial
                           Classification Code Number)

                                      NONE
                                (I.R.S. Employer
                             Identification Number)

                              52 RUE DE L'INDUSTRIE
                            B-1040 BRUSSELS, BELGIUM
                                (32-2) 288 91 11
                          (Address, Including Zip Code,
                         and Telephone Number, Including
                           Area Code, of Registrant's
                          Principal Executive Offices)

                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                           ATTENTION: RICHARD W. CASS
                       (Name, Address, Including Zip Code
                         and Telephone Number, Including
                        Area Code, of Agent for Service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                EXPLANATORY NOTE


This document constitutes Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-49315) (the "PetroFina Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of PetroFina S.A. ("PetroFina"). The purpose of Post-Effective Amendment No. 1 was to convert the Registration Statement from Form F-4 to Form F-3. The Registration Statement was originally filed to register the Ordinary Shares underlying the American Depositary Shares issuable from time to time upon exercise of warrants issued to former holders of Fina, Inc. As a result of the combination between PetroFina and Total Fina Elf, the warrant agreement governing the rights of the warrant holders has been amended to provide that each of the outstanding PetroFina warrants will automatically be exchanged for 0.81 Total Fina Elf warrants. The American Depositary Shares of Total that will be issued upon exercise of these new warrants have been separately registered on a Registration Statement on Form F-3 (File No. 333-12558). The purpose of Post-Effective Amendment No. 2 is to deregister the 400,680 Ordinary Shares of PetroFina currently registered on this PetroFina Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Belgium on November 8, 2000.

                                           PetroFina S.A.


                                           By:  /s/ FRANCOIS CORNELIS
                                               --------------------------
                                           Name:    Francois Cornelis
                                           Title:   Vice Chairman and Managing
                                                    Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Francois Cornelis and Robert Castaigne to act as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1993, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                      Title                  Date
         ----                      -----                  ----
         /s/ ALBERT FRERE
         ----------------------    Chairman               November 8, 2000
         Albert Frere

         /s/ FRANCOIS CORNELIS
         ----------------------    Vice Chairman and      November 8, 2000
         Francois Cornelis         Managing Director

         /s/ ALFRED MEAN
         ----------------------    Chief Accounting       November 8, 2000
         Alfred Mean               Officer

         /s/ ETIENNE DAVIGNON
         ----------------------    Vice Chairman          November 8, 2000
         Etienne Davignon

         /s/ JEAN-PAUL VETTIER
         ----------------------    Managing Director      November 8, 2000
         Jean-Paul Vettier

         ----------------------    Director               November  , 2000
         Guy Bizot

         ----------------------    Director               November  , 2000
         Robert Castaigne

         ----------------------    Director               November  , 2000
         Christophe de Margerie

         /s/ THIERRY DE RUDDER
         ----------------------    Director               November 8, 2000
         Thierry de Rudder

         ----------------------    Director               November  , 2000
         Georges Dupasquier

         /s/ GERALD FRERE
         ----------------------    Director               November 8, 2000
         Gerald Frere

         ----------------------    Director               November  , 2000
         Jean-Jacques Guilbaud

         /s/ PAUL JANSSEN
         ----------------------    Director               November 8, 2000
         Paul Janssen

         /s/ GILLES SAMYN
         ----------------------    Director               November 8, 2000
         Gilles Samyn

         ----------------------    Director               November  , 2000
         Jean-Pierre Seeuws

         ----------------------    Director               November  , 2000
         Daniel Valot


         /s/ RICHARD W. CASS                              November 8, 2000
         ----------------------
         Richard W. Cass
         Authorized Representative
         in the United States